Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of SpartanNash Company (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the accounting period ended July 17, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

This Certificate is given pursuant to 18 U.S.C. § 1350 and for no other purpose.

Dated: August 19, 2021	/s/ Tony B. Sarsam
Tony B. Sarsam President and Chief Executive Officer (Principal Executive Officer)
Dated: August 19, 2021	/s/ Jason Monaco
Jason Monaco Executive Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement has been provided to SpartanNash Company and will be retained by SpartanNash Company and furnished to the Securities and Exchange Commission or its staff upon request.